EXECUTION COPY

EMC MORTGAGE CORPORATION

Purchaser,

WACHOVIA MORTGAGE CORPORATION

Seller

SELLER’S PURCHASE, WARRANTIES AND SERVICING AGREEMENT

Dated as of July 1, 2005

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01.	Defined Terms.
ARTICLE II SERVICING OF MORTGAGE LOANS; RECORD TITLE AND POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF MORTGAGE LOAN DOCUMENTS
Section 2.01.	Agreement to Purchase.
Section 2.02.	Purchase Price.
Section 2.03.	Servicing of Mortgage Loans.
Section 2.04.	Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.
Section 2.05.	Books and Records.
Section 2.06.	Transfer of Mortgage Loans.
Section 2.07.	Delivery of Mortgage Loan Documents.
Section 2.08.	Quality Control Procedures.
Section 2.09.	Closing.
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS
Section 3.01.	Representations and Warranties of the Seller.
Section 3.02.	Representations and Warranties as to Individual Mortgage Loans.
Section 3.03.	Repurchase.
Section 3.04.	Purchase Price Protection.
Section 3.05.	Repurchase of Mortgage Loans With First Payment Defaults.
ARTICLE IV ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
Section 4.01.	The Seller to Act as Servicer.
Section 4.02.	Collection of Mortgage Loan Payments.
Section 4.03.	Realization Upon Defaulted Mortgage Loans.
Section 4.04.	Establishment of Custodial Accounts; Deposits in Custodial Accounts.
Section 4.05.	Permitted Withdrawals From the Custodial Account.
Section 4.06.	Establishment of Escrow Accounts; Deposits in Accounts.
Section 4.07.	Permitted Withdrawals From the Escrow Account.
Section 4.08.	Payment of Taxes, Insurance and Charges; Maintenance of Primary Mortgage Insurance; Collections Thereunder.
Section 4.09.	Transfer of Accounts.
Section 4.10.	Maintenance of Hazard Insurance.
Section 4.11.	Maintenance of Mortgage Impairment Insurance Policy.
Section 4.12.	Maintenance of Fidelity Bond and Errors and Omissions Insurance.
Section 4.13.	Title, Management and Disposition of REO Property.
Section 4.14.	Notification of Maturity Date.
ARTICLE V PAYMENTS TO THE PURCHASER
Section 5.01.	Distributions.
Section 5.02.	Statements to the Purchaser.
Section 5.03.	Monthly Advances by the Seller.
Section 5.04.	Liquidation Reports.
ARTICLE VI GENERAL SERVICING PROCEDURES
Section 6.01.	Assumption Agreements.
Section 6.02.	Satisfaction of Mortgages and Release of Mortgage Files.
Section 6.03.	Servicing Compensation.
Section 6.04.	Annual Statement as to Compliance.
Section 6.05.	Annual Independent Certified Public Accountants’ Servicing Report.
Section 6.06.	Purchaser’s Right to Examine Seller Records.
Section 6.07.	Seller Shall Provide Information as Reasonably Required.
ARTICLE VII THE SELLER
Section 7.01.	Indemnification; Third Party Claims.
Section 7.02.	Merger or Consolidation of the Seller.
Section 7.03.	Limitation on Liability of the Seller and Others.
Section 7.04.	Seller Not to Assign or Resign.
Section 7.05.	No Transfer of Servicing.
ARTICLE VIII DEFAULT
Section 8.01.	Events of Default.
Section 8.02.	Waiver of Defaults.
ARTICLE IX TERMINATION
Section 9.01.	Termination.
ARTICLE X RECONSTITUTION OF MORTGAGE LOANS
Section 10.01.	Reconstitution of Mortgage Loans.
ARTICLE XI MISCELLANEOUS PROVISIONS
Section 11.01.	Successor to the Seller.
Section 11.02.	Amendment.
Section 11.03.	Recordation of Agreement.
Section 11.04.	Governing Law.
Section 11.05.	Notices.
Section 11.06.	Severability of Provisions.
Section 11.07.	Exhibits.
Section 11.08.	General Interpretive Principles.
Section 11.09.	Reproduction of Documents.
Section 11.10.	Confidentiality of Information.
Section 11.11.	Recordation of Assignments of Mortgage.
Section 11.12.	Assignment by Purchaser.
Section 11.13.	No Partnership.
Section 11.14.	Execution; Successors and Assigns.
Section 11.15.	Entire Agreement.
Section 11.16.	No Solicitation.
Section 11.17.	Costs.
Section 11.18.	Protection of Mortgagor Personal Information.

     EXHIBITS
A-1       Contents of Mortgage File
A-2       Contents of Servicing File
B           Form of Custodial Account Letter Agreement
C           Form of Escrow Account Letter Agreement
D           Form of Assignment, Assumption and Recognition Agreement
E           Form of Assignment and Conveyance
F           Request for Release of Documents and Receipt

SELLER’S PURCHASE, WARRANTIES AND SERVICING AGREEMENT

This is a Seller’s Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005 and is executed by and between EMC Mortgage Corporation, as purchaser (the “Purchaser”), and Wachovia Mortgage Corporation, as seller and servicer (in such capacity, the “Seller”).

WITNESSETH:

WHEREAS, the Purchaser has heretofore agreed to purchase from the Seller and the Seller has heretofore agreed to sell to the Purchaser certain Mortgage Loans, servicing rights retained, from time to time, pursuant to the terms of a letter agreement by and between the Seller and the Purchaser (the “Purchase Price and Terms Letter”);

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed to the related Assignment and Conveyance.  The Mortgage Loans as described herein shall be delivered in groups of whole loans (each, a “Mortgage Loan Package”) on various dates as provided herein (each, a “Closing Date”); and

WHEREAS, the Purchaser and the Seller wish to prescribe the representations and warranties of the Seller with respect to itself, the Mortgage Loans and the management, servicing and control of the Mortgage Loans by the Seller.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.  Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides, including future updates.

Adjustable Rate Mortgage Loan:  A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

Adjustment Date:  With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

Agency Transfer:  The sale or transfer by the Purchaser of some or all of the Mortgage Loans to Fannie Mae or Freddie Mac.

Agreement:  This Seller’s Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the underwriting requirements of the originator, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the underwriting requirements of the originator.

Assignment and Conveyance:  As defined in Section 2.03.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

BIF:  The Bank Insurance Fund, or any successor thereto.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the States of New York or North Carolina, or (iii) a day on which banks in the States of New York or North Carolina are authorized or obligated by law or executive order to be closed.

Closing Date:  The date or dates set forth in the related Purchase Price and Terms Letter on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Code:  The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Compensating Interest:  For any Remittance Date, the lesser of (i) the aggregate Servicing Fee payable to the Seller for such Remittance Date and (ii) the aggregate Prepayment Interest Shortfall for such Remittance Date.

Condemnation Proceeds:  All awards, compensation and settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan purchased pursuant to this Agreement as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Co-op Lease:  With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan:  A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Co-op Stock:  With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

Credit Score: The credit score for each Mortgage Loan shall be the minimum of two credit bureau scores obtained at origination or such other time by the Seller.  If two credit bureau scores are obtained, the Credit Score will be the lower score.  If three credit bureau scores are obtained, the Credit Score will be the middle of the three.  When there is more than one applicant, the lowest of the applicants’ Credit Scores will be used.  There is only one (1) score for any loan regardless of the number of borrowers and/or applicants.

Custodial Account:  Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled “Wachovia Mortgage Corporation, in trust for the Purchaser, owner of various whole loan series” and shall be established as an Eligible Account, in the name of the Person that is the “Purchaser” with respect to the related Mortgage Loans.

Cut-off Date: With respect to each Mortgage Loan Package, the first Business Day of the month of the related Closing Date, or as otherwise set forth in the related Purchase Price and Terms Letter.

Determination Date:  With respect to each Remittance Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month in which such Remittance Date occurs.

Due Date:  With respect to any Mortgage Loan, the day of the month on which the Monthly Payment is due on such Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account: An account established and maintained: (a) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by the Seller so that all funds deposited therein are fully insured, (b) with the corporate trust department of a financial institution assigned a long-term debt rating of not less than “Baa3,” and a short term debt rating of “P3,” from Moody’s Investors Services, Inc. and, if ownership of the Mortgage Loans is evidenced by mortgaged backed securities, the equivalent ratings of the rating agencies, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Seller and of any creditors or depositors of the institution in which such account is maintained or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution.  In the event that a Custodial Account is established pursuant to clause (b) or (c) of the preceding sentence, the Seller shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

Eligible Institution:  An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agency; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agencies.

Eligible Investments:  Any one or more of the following obligations or securities:

(a)           direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(b)           (i) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (ii) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(c)           repurchase obligations with a term not to exceed thirty (30) days and with respect to (i) any security described in clause (a) above and entered into with a depository institution or trust company (acting as principal) described in clause (b)(ii) above;

(d)           securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(e)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(f)           any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(g)           any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (a)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Equity:  With respect to any second lien Mortgage Loan, the Appraised Value, less the unpaid principal balance of the related First Lien.

Equity Loan-to-Value:  With respect to any second lien Mortgage Loan, the original principal balance of such Mortgage Loan, divided by the Equity.

Escrow Account:  Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled “Wachovia Mortgage Corporation, in trust for the Purchaser, owner of various whole loan series and various Mortgagors” and shall be established as an Eligible Account, in the name of the Person that is the “Purchaser” with respect to the related Mortgage Loans.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 8.01.

Fannie Mae:  The entity formerly known as the Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto, including, but not limited to, future updates thereof.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Seller pursuant to Section 4.12.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

First Lien:  With respect to any second lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

First Remittance Date: The eighteenth (18th) day of the month following each respective Closing Date, or if such day is not a Business Day, the first Business Day immediately preceding such 18th day.

Fixed Rate Mortgage Loan:  A Mortgage Loan purchased pursuant to this Agreement which bears a fixed Mortgage Interest Rate during the life of the loan.

Freddie Mac:  The entity formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Guides:  The Freddie Mac Sellers’ Guide and the Freddie Mac Servicers’ Guide and all amendments or additions thereto, including, but not limited to, any future updates thereof.

GAAP:  Generally accepted accounting principles, consistently applied.

Gross Margin:  With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

HUD:  The United States Department of Housing and Urban Development or any successor thereto.

Index:  With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan:  A Mortgage Loan that only requires payments of interest for a period of time specified in the related Mortgage Note.

Liquidation Proceeds:  Amounts received in connection with the partial or complete liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or in connection with the sale of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan and, with respect to any second lien Mortgage Loan, the outstanding principal amount of any related First Lien as of the date of origination of such mortgage loan, to the Appraised Value of the related Mortgaged Property.

Maximum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Advance:  The payment required to be made by the Seller with respect to any Remittance Date pursuant to Section 5.03.

Monthly Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Mortgage:  With respect to any Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.  With respect to a Co-op Loan, the related Security Agreement.

Mortgage File:  With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-1 and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate:  As to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, any escrow accounts related to the Mortgage Loan, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents:  The documents contained in a Mortgage File.

Mortgage Loan Package: As defined in the Recitals to this Agreement.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the Mortgage Interest Rate less the related Servicing Fee Rate.

Mortgage Loan Schedule:  The schedule of Mortgage Loans annexed to the related Assignment and Conveyance, each such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

(1)           the Seller’s Mortgage Loan identifying number;

(2)           the Mortgagor’s name;

(3)           the street address of the Mortgaged Property including the state and zip code;

(4)           a code indicating whether the Mortgaged Property is owner-occupied;

(5)           the type of residential property constituting the Mortgaged Property;

(6)           the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(7)           the Loan-to-Value Ratio at origination and as of the related Cut-off Date;

(8)           with respect to any second lien Mortgage Loan, the Equity Loan-to-Value Ratio at origination and as of the related Cut-off Date;

(9)           the Mortgage Interest Rate at origination and as of the related Cut-off Date;

(10)           the Mortgage Loan origination date;

(11)           the paid through date;

(12)           the stated maturity date of the Mortgage Loan and of the First Lien, if applicable;

(13)           the amount of the Monthly Payment as of the related Cut-off Date;

(14)           the original principal amount of the Mortgage Loan and the principal balance of the related First Lien, if applicable, as of the date of origination;

(15)           the Scheduled Principal Balance of the Mortgage Loan and the principal balance of the related First Lien, if applicable, as of the related Cut-off Date;

(16)           a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(17)           a code indicating the documentation style (i.e. full, alternative or reduced);

(18)           the number of times during the twelve (12) month period preceding the related Closing Date that any Monthly Payment has been received thirty (30) or more days after its Due Date;

(19)           the date on which the first Monthly Payment is due and the applicable next Due Date;

(20)           a code indicating whether or not the Mortgage Loan is insured as to payment defaults by a Primary Mortgage Insurance Policy; and, in the case of any Mortgage Loan which is insured as to payment defaults by a Primary Mortgage Insurance Policy, the name of the provider of such Primary Mortgage Insurance Policy;

(21)           a code indicating whether or not the Mortgage Loan is the subject of a prepayment penalty, and if so, the terms of such prepayment penalty;

(22)           the Primary Mortgage Insurance Policy certificate number, if applicable;

(23)           the Primary Mortgage Insurance Policy coverage percentage, if applicable;

(24)           a code indicating the Credit Score of the Mortgagor at the time of origination of the Mortgage Loan;

(25)           a code indicating the specific loan/underwriting program of each Mortgage Loan as assigned by the Seller pursuant to the Underwriting Standards;

(26)           the loan type (i.e.  fixed, adjustable; 2/28, 3/27, 5/25, etc.);

(27)           with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date and the Adjustment Date frequency;

(28)           with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(29)           with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(30)           with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(31)           with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(32)           with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the related Cut-off Date;

(33)           with respect to each Adjustable Rate Mortgage Loan, the Index;

(34)           a code indicating whether the Mortgage Loan is a second lien Mortgage Loan;

(35)           a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; and

(36)           a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan and the term of the interest-only period.

With respect to the Mortgage Loans in the aggregate in each Mortgage Loan Package, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date unless otherwise specified:

(1)           the number of Mortgage Loans;

(2)           the current aggregate outstanding principal balance of the Mortgage Loans;

(3)           the weighted average Mortgage Interest Rate of the Mortgage Loans;

(4)           the weighted average original months to maturity of the Mortgage Loans and the weighted average remaining months to maturity of the Mortgage Loans.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  With respect to any Mortgage Loan, the underlying real property securing repayment of the related Mortgage Note, consisting of a fee simple parcel of real estate or a leasehold estate, the term of which is equal to or longer than the term of such Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Mortgagor Personal Information:  Any information, including, but not limited to, all personal information about a Mortgagor that is disclosed to the Seller or the Purchaser by or on behalf of the Mortgagor.

OCC:  Office of the Comptroller of the Currency, its successors and assigns.

Officers’ Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

OTS:  Office of Thrift Supervision or any successor thereto.

Pass-Through Transfer:  As defined in Section 10.01(a)(iii).

Periodic Rate Cap:  With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date, which may be a different amount with respect to the first Adjustment Date.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall:  As to any Remittance Date and Principal Prepayment in full, the difference between (i) one full month’s interest at the applicable Mortgage Interest Rate (after giving effect to any applicable relief act reduction, debt service reduction and deficient valuation), as reduced by the Servicing Fee Rate, on the outstanding principal balance of the related Mortgage Loan immediately prior to such Principal Prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Primary Mortgage Insurance Policy:  Each policy of primary mortgage insurance represented to be in effect pursuant to Section 3.02(bb), or any replacement policy therefor obtained by the Seller pursuant to Section 4.08.

Prime Rate:  The prime rate announced to be in effect from time to time as published as the average rate in The Wall Street Journal (Northeast Edition).

Principal Prepayment:  Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: As defined in Section 2.02.

Purchase Price and Terms Letter: As defined in the Recitals to this Agreement which may also be a form of trade execution notice.

Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agencies: Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., Moody’s Investors Service, Inc. or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Refinanced Mortgage Loan:  A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day of each month, beginning with the First Remittance Date, or if such day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition:  The final sale by the Seller of any REO Property.

REO Disposition Proceeds:  Amounts received by the Seller in connection with an REO Disposition.

REO Property:  A Mortgaged Property acquired by or on behalf of the Purchaser in full or partial satisfaction of the related Mortgage as described in Section 4.13.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) in the event such Mortgage Loan is required to be repurchased during the period (A) from the related Closing Date to the closing date for any related Pass-Through Transfer or Whole Loan Transfer, the greater of 100% or the percentage of par as stated in the related Purchase Price and Terms Letter multiplied by the outstanding principal balance of the Mortgage Loan or (B) after the closing date for any related Pass-Through Transfer or Whole Loan Transfer, 100% multiplied by the outstanding principal balance of the Mortgage Loan, plus (ii) interest on such outstanding principal balance at the related Mortgage Loan Remittance Rate from the date through which interest was last distributed to the Purchaser (from payments from the related Mortgagor or from Monthly Advances) through the day prior to the date of repurchase, less (iii) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Security Agreement:  With respect to a Co-op Loan, the agreement or mortgage creating a security interest in favor of the originator of the Co-op Loan in the related Co-op Stock.

Scheduled Principal Balance:  As to each Mortgage Loan and any date of determination, (i) the principal balance of such Mortgage Loan as of the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal (or advances in lieu thereof).

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of a Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Seller specifies the Mortgage Loan(s) to which such expenses relate, and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Seller hereunder), (c) the management and liquidation of any REO Property, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Seller with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

Servicing Fee:  As to each Mortgage Loan Package, the amount of the fee the Purchaser shall pay to the Seller for servicing the Mortgage Loans in accordance with the terms of this Agreement, which shall, with respect to each Mortgage Loan, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the month for which such fee is being calculated.

Servicing Fee Rate:  The per annum rate at which the Servicing Fee accrues, which rate with respect to each Mortgage Loan shall be as set forth in the related Purchase Price and Terms Letter.

Servicing File:  With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-2 and copies of all documents for such Mortgage Loan specified in Exhibit A-1.

Servicing Officer:  Any officer of the Seller involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

Underwriting Standards:  As to each Mortgage Loan, the Seller’s underwriting guidelines in effect as of the date of origination of such Mortgage Loan.

Whole Loan Transfer:  As defined in Section 10.01(a)(i).

ARTICLE II
SERVICING OF MORTGAGE LOANS; RECORD TITLE AND POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01.  Agreement to Purchase.

The Seller agrees to sell and the Purchaser agrees to purchase on each Closing Date, pursuant to this Agreement and the related Purchase Price and Terms Letter, the Mortgage Loans being sold by the Seller and listed on the related Mortgage Loan Schedule, servicing rights retained, having an aggregate Scheduled Principal Balance in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on such Closing Date.  The Seller shall deliver in an electronic format the Mortgage Loan Schedule for the Mortgage Loans to be purchased on such Closing Date to the Purchaser at least two (2) Business Days prior to such Closing Date.

Section 2.02.  Purchase Price.

The Purchase Price for the Mortgage Loans in a Mortgage Loan Package shall be equal to the sum of (a) the percentage of par as stated in the related Purchase Price and Terms Letter (subject to adjustment as provided therein), multiplied by the aggregate Scheduled Principal Balance of Mortgage Loans as of the related Cut-off Date listed on the related Mortgage Loan Schedule plus (b) accrued interest on the aggregate Scheduled Principal Balance of the related Mortgage Loans at the weighted average Mortgage Loan Remittance Rate of such Mortgage Loans from the related Cut-off Date to but not including such Closing Date (the “Purchase Price”). If so provided in the related Purchase Price and Terms Letter, portions of each Mortgage Loan Package shall be priced separately.

The Purchase Price as set forth in the preceding paragraph for the Mortgage Loans in a Mortgage Loan Package shall be paid on the related Closing Date by wire transfer of immediately available funds.

With respect to each Mortgage Loan, the Purchaser shall be entitled to (1) the principal portion of all Monthly Payments due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that the principal portion of all Monthly Payments due on or before the related Cut-off Date and collected by the Seller or any successor servicer after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the related Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date).  The Scheduled Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled Principal Prepayments collected prior to the related Cut-off Date; provided, however, that Monthly Payments for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date.  Such Monthly Payments shall be the property of the Purchaser.  The Seller shall deposit any such Monthly Payments into the Custodial Account.

Section 2.03.  Servicing of Mortgage Loans.

On each Closing Date, the Mortgage Loans in the related Mortgage Loan Package will be sold by the Seller to the Purchaser on a servicing retained basis upon the execution and delivery of an Assignment and Conveyance in the form attached hereto as Exhibit E (the “Assignment and Conveyance”).

Simultaneously with the execution and delivery of the related Assignment and Conveyance, for each Mortgage Loan Package, the Seller hereby agrees to service the Mortgage Loans listed on the Mortgage Loan Schedule in accordance with Accepted Servicing Practices and this Agreement. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

Section 2.04.  Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

As of each Closing Date, the Seller will have sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse, and the Seller hereby acknowledges that the Purchaser will have, all the right, title and interest of the Seller in and to the Mortgage Loans.  In accordance with Section 2.07, the Seller shall deliver at its own expense, the Mortgage Files for the related Mortgage Loans to Purchaser or its designee.  The possession of each Servicing File by the Seller is for the sole purpose of servicing the related Mortgage Loan.  From each Closing Date, the ownership of each related Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser.  All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Seller shall be received and held by the Seller in trust for the benefit of the Purchaser as the owner of the Mortgage Loans.  Any portion of the Mortgage Files retained by the Seller shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at its own expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Purchaser of such Mortgage Loans.  The Seller further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Section 2.05.  Books and Records.

The sale of each Mortgage Loan will be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller and will be reflected on the Purchaser’s balance sheet and other financial statements as a purchase by the Purchaser.  The Seller shall maintain, a complete set of books and records for the Mortgage Loans sold by it which shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.  In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Seller and periodic inspection reports as required by Section 4.13.  To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Seller complies with the requirements of the Fannie Mae Guides.

Section 2.06.  Transfer of Mortgage Loans.

The Seller shall keep at its office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms of Section 11.12.  For the purposes of this Agreement, the Seller shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a properly executed Assignment, Assumption and Recognition Agreement in the form of Exhibit D with respect to such Mortgage Loan has been delivered to the Seller; provided, that, unless otherwise provided in the related Purchase Price and Terms Letter, in no event shall there be more than five (5) “Purchasers” with respect to any Mortgage Loan Package.  Upon receipt of notice of the transfer, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and, except as otherwise provided herein, the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.07.  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Purchaser or its designee the Mortgage Loan Documents no later than four (4) Business Days prior to the related Closing Date pursuant to a bailee letter agreement. If the Seller cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 270 days from the related Closing Date, deliver such original recorded documents to the Purchaser or its designee (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office).  If delivery is not completed within 270 days of the related Closing Date solely because such documents shall not have been returned by the appropriate recording office, the Seller shall notify the Purchaser of the same and indicate in such notice the approximate date on which such documents shall be delivered.  The Seller shall provide the Purchaser with updated reports as to the status of such documents as necessary thereafter.  The Seller shall use its best efforts to effect delivery of all delayed recorded documents within 360 days of the related Closing Date; provided, however, that if such documents are not delivered by the 360th day from the related Closing Date, the Seller shall, at Purchaser’s request, repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

No later than three (3) days prior to the related Closing Date, the Seller shall provide a copy of the commitment for title insurance to the Purchaser or its designee.

Any review by the Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder.

The Seller shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within two (2) weeks of their execution and shall also provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within two (2) weeks of its return from the appropriate public recording office.

Section 2.08.  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions.  The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities.  The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

Section 2.09.  Closing.

The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date.  The closing shall be either:  by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on the related Closing Date shall be subject to each of the following conditions:

(a)  at least two (2) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem or e-mail, a listing on a loan-level basis of the information contained in the Mortgage Loan Schedule;

(b)  all of the representations and warranties of the Seller and the Purchaser under this Agreement shall be materially true and correct as of the related Closing Date or, with respect to representations and warranties made as of a date other than the related Closing Date, as of such date, and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

(c)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all closing documents, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(d)  the Seller shall have received, or the Seller’s attorneys shall have received in escrow, all closing documents, in such forms as are agreed upon and acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the terms hereof;

(e)  the Seller shall have delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents required to be delivered and released pursuant to the terms of this Agreement; and

(f)  all other terms and conditions of this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance shall have been materially complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01.  Representations and Warranties of the Seller.

The Seller represents, warrants and covenants to the Purchaser that as of each Closing Date or as of such date specifically provided herein:

(a)  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Seller by any such state, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b)  The Seller has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance and to conduct its business as presently conducted; the Seller has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance, and any agreements contemplated hereby, and this Agreement, the related Purchase Price and Terms Letter, the related Assignment and Conveyance and each Assignment of Mortgage to the Purchaser and any agreements contemplated hereby, constitute the legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite corporate action has been taken by the Seller to make this Agreement, the related Purchase Price and Terms Letter, the related Assignment and Conveyance and all agreements contemplated hereby valid and binding upon the Seller in accordance with their respective terms;

(c)  None of the execution and delivery of this Agreement, the related Purchase Price and Terms Letter, the related Assignment and Conveyance, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, the related Purchase Price and Terms Letter or the related Assignment and Conveyance will conflict with any of the terms, conditions or provisions of the Seller’s charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

(d)  There is no litigation, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened, or any order or decree outstanding, which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement, the related Purchase Price and Terms Letter or the related Assignment and Conveyance, or which is reasonably likely to have a material adverse effect on the financial condition of the Seller;

(e)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance, except for consents, approvals, authorizations and orders which have been obtained;

(f)  The consummation of the transactions contemplated by this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(g)  The Seller has not used selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio at the Cut-off Date;

(h)  The Seller will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(i)  The Seller is an approved seller/servicer of residential mortgage loans for Fannie Mae or Freddie Mac and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans.  The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws and regulations, meets the minimum capital requirements, if applicable, set forth by the OCC, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac and no event has occurred which would make the Seller unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(j)  The Seller does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement and the related Purchase Price and Terms Letter. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent.  The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors;

(k)  No statement, tape, diskette, form, report or other document prepared by, or on behalf of, the Seller pursuant to this Agreement, the related Purchase Price and Terms Letter or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

(l)  The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(m)  The Seller has delivered to the Purchaser financial statements as to its last two complete fiscal years for which financial statements are available.  All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto.  There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement, the related Purchase Price and Terms Letter or the related Assignment and Conveyance;

(n)  The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

(o)  The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

Section 3.02.  Representations and Warranties as to Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

(a)  The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes delivered to the Purchaser, is complete, true and correct in all material respects as of the related Cut-off Date;

(b)  With respect to a first lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note.  With respect to a first lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;

(c)  With respect to a second lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a second lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;

(d)  All payments due on or prior to the related Cut-off Date for such Mortgage Loan have been made as of the related Closing Date, the Mortgage Loan is not delinquent thirty (30) days or more in payment and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; as to each Mortgage Loan, there has been no thirty (30) day delinquency during the immediately preceding twelve-month period;

(e)  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(f)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser.  No instrument of waiver, alteration or modification has been executed in connection with such Mortgage Loan, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

(g)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(h)  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement.  Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(i)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

(j)  The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(k)  With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance.  The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto.  Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;

(l)  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors generally and the equitable remedy of specific performance and by general equitable principles.  All parties to the Mortgage Note and the related Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the related Mortgage.  The Mortgage Note and the related Mortgage have been duly and properly executed by such parties.  To the Seller’s knowledge, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller, the Mortgagor or any other party involved in the origination of the Mortgage Loan.  The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or related Mortgage;

(m)  Except with respect to MERS Mortgage Loans, the Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Seller will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan.  Immediately prior to the transfer and assignment to the Purchaser on the related Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement;

(n)  Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (k)(1), (2), (3) and (4) above) the Seller, its successors and assigns, as to the first or second priority lien, as applicable, of the Mortgage in the original principal amount of the Mortgage Loan.  Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller’s interest therein does not require the consent of or notification to the insurer and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(o)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor, any prior mortgagee has waived any default, breach, violation or event permitting acceleration.  With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(p)  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage, which are not insured against by the title insurance policy referenced in paragraph (n) above;

(q)  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (n) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(r)  The Mortgage Loan was originated by or for the Seller.  The Mortgage Loan complies with the terms, conditions and requirements of the Underwriting Standards in all material respects.  The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac.  The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month.  The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(s)   At origination of the Mortgage Loan and as of each related Closing Date, the related Mortgaged Property was free of material damage and waste.  At origination of the Mortgage Loan and as of each related Closing Date, there was no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(t)  The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

(u)  If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor;

(v)  If required by the applicable processing style, the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser.  The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

(w)  All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

(x)  The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (k) above and such collateral does not serve as security for any other obligation;

(y)  The Mortgage Loan does not contain balloon or “graduated payment” features;  to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae or Freddie Mac requirements relating to buydown loans;

(z)  The Mortgagor was not in bankruptcy or insolvent as of the date of origination of the Mortgage Loan or as of each related Closing Date;

(aa)  Each Fixed Rate Mortgage Loan has an original term to maturity of not more than thirty (30) years, with interest calculated and payable in arrears on the first day of each month in equal monthly installments of principal and interest.  Except with respect to Interest Only Mortgage Loans, each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance of the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years and to pay interest at the related Mortgage Interest Rate; provided, however, in the case of a balloon Mortgage Loan, the Mortgage Loan matures at least five (5) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(bb)  If a Mortgage Loan has an LTV greater than 80%, the portion of the principal balance of such Mortgage Loan in excess of the portion of the Appraisal Value of the Mortgaged Property required by Fannie Mae, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer.  All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

(cc)  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(dd)  As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a mobile home.  As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and, since the date of origination no portion of the Mortgaged Property has been used for commercial purposes, except as permitted under the Underwriting Standards;

(ee)  Except with respect to Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with such Mortgage Loan;

(ff)  Unless otherwise noted on the Mortgage Loan Schedule, no Mortgage Loan imposes a prepayment penalty;

(gg)  As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(hh)  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller’s eligibility requirements as set forth in Underwriting Standards;

(ii)  To the Seller’s knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property.  The Seller has not received any notice of any environmental hazard on the Mortgaged Property;

(jj)  The related Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(kk)  No action has been taken or failed to be taken by the Seller on or prior to the related Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;

(ll)  Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws;

(mm)  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller’s security interest in such cooperative shares;

(nn)  With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

(oo)  With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(pp)  With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

(qq)  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(rr)  With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Servicing File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term extends beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;

(ss)  With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

(tt)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(uu)  Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;

(vv)  All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;

(ww)  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans.  The Seller shall maintain such statement in the Servicing File;

(xx)  No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100%.  No second lien Mortgage Loan has an Equity LTV in excess of 100%;

(yy)  Either (a) no consent for the second lien Mortgage Loan is required by the holder of the related First Lien or (b) such consent has been obtained and is contained in the Mortgage File;

(zz)  With respect to any second lien Mortgage Loan, the Seller has not received notice of:  (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) any default under any mortgage, lien or other encumbrance senior to each Mortgage;

(aaa)  No second lien Mortgage Loan is a “home equity line of credit”;

(bbb)  As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured;

(ccc)  No First Lien provides for negative amortization;

(ddd)  No Mortgage Loan is (i) classified as a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a “high cost home,” “covered”, “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), (ii) subject to the New Jersey Home Ownership Security Act of 2002 (the “Act”), unless such Mortgage Loan is a (1) “Home Loan” as defined in the Act that is a first lien Mortgage Loan, which is not a “High Cost Home Loan” as defined in the Act or (2) “Covered Home Loan” as defined in the Act that is a first lien purchase money Mortgage Loan, which is not a High Cost Home Loan under the Act, or (iii) secured by Mortgaged Property in the Commonwealth of Massachusetts with a loan application date on or after November 7, 2004 that refinances a mortgage loan that is less than sixty (60) months old, unless such Mortgage Loan (a) is on an investment property, (b) meets the requirements set forth in the Code of Massachusetts Regulation (“CMR”), 209 CMR 53.04(1)(b), or (c) meets the requirements set forth in the 209 CMR 53.04(1)(c).  In addition to and notwithstanding anything to the contrary herein, no Mortgage Loan for which the Mortgaged Property is located in New Jersey is a “Home Loan” as defined in the Act that was made, arranged, or assigned by a person selling either a manufactured home or home improvements to the Mortgaged Property or was made by an originator to whom the Mortgagor was referred by any such seller;

(eee)  None of the proceeds of the Mortgage Loan were used to finance single-premium credit insurance policies;

(fff)  With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with;

(ggg)  There is no Mortgage Loan originated on or after October 1, 2002 and prior to March 7, 2003 and secured by a Mortgaged Property located in the State of Georgia;

(hhh)  The origination and servicing practices with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations, and in all material respects proper and prudent in the mortgage origination and servicing business.  With respect to escrow deposits and payments that the Seller is entitled to collect, all such payments are in the possession of, or under the control of, the Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected and are being maintained in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(iii)  No Mortgage Loan is a Convertible Mortgage Loan;

(jjj)  The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to the Fannie Mae Selling Guide and that for each Mortgage Loan, the Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(kkk)  With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

(lll)  No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(mmm)  No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator; and

(nnn)  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the  Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.

Section 3.03.  Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage File to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination, or lack of examination, of any Mortgage Loan Document.  Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the others.  The Seller shall have a period of ninety (90) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach.  The Seller hereby covenants and agrees that if any such breach is not corrected or cured within such ninety (90) day period, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within ninety (90) days of the earlier of either discovery by or notice to the Seller of such breach, all affected Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Seller at the Repurchase Price.  Any such repurchase shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price.

If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

It is understood and agreed that the obligation of the Seller set forth in this Section 3.03 to cure or repurchase a defective Mortgage Loan, and to indemnify Purchaser pursuant to Section 7.01, constitutes the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.  If the Seller fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser’s reasonable satisfaction in accordance with this Section 3.03, or to indemnify Purchaser pursuant to Section 7.01, that failure shall, upon compliance by the Purchaser with the next to the last paragraph of this Section 3.03, be an Event of Default and the Purchaser shall be entitled to pursue all available remedies.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 8.01 and 9.01.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Seller or notice thereof by the Purchaser to the Seller, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any repurchase or substitution of a Defective Mortgage Loan pursuant to this Section 3.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 3.04.  Purchase Price Protection.

With respect to any Mortgage Loan that prepays in full during the first month following the related Closing Date or as otherwise set forth in the related Purchase Price and Terms Letter or Assignment and Conveyance, the Seller shall reimburse the Purchaser the amount (if any) by which the Purchase Price paid by the Purchaser to the Seller exceeded 100% of the outstanding scheduled principal balance of the Mortgage Loan as of the related Cut-off Date, within thirty (30) days of such payoff.  Upon any assignment of a Mortgage Loan and/or this Agreement, the Purchaser may at its option retain its rights under this Section 3.04 notwithstanding such assignment.

Section 3.05.  Repurchase of Mortgage Loans With First Payment Defaults.

If a Mortgagor is thirty (30) days or more delinquent with respect to the first Monthly Payment, or as otherwise set forth in the related Purchase Price and Terms Letter or Assignment and Conveyance, due to the Purchaser on the related Mortgage Loan immediately following the related Closing Date, the Seller, at the Purchaser’s option, shall promptly repurchase such Mortgage Loan from the Purchaser within thirty (30) calendar days’ of receipt of written notice from the Purchaser.  Any repurchase pursuant to this Section 3.05 shall be made at the Repurchase Price.

ARTICLE IV
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 4.01.  The Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices. The Seller shall service and administer the Mortgage Loans through the exercise of the same care that it customarily employs for its own account.  The Seller may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder.  Notwithstanding anything to the contrary, the Seller may delegate any of its duties under this Agreement to one or more of its affiliates without regard to any of the requirements of this Section; provided, however, that the Seller shall not be released from any of its responsibilities hereunder by virtue of such delegation.

Except as set forth in this Agreement, the Seller shall service the Mortgage Loans in compliance with the servicing provisions of the Fannie Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, the title, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities.  In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Seller.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Seller, reasonably foreseeable, or the Seller has obtained the prior written consent of the Purchaser, the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of any principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such Mortgage Loan.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Seller shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) the otherwise scheduled Monthly Payment and (b) the amount paid by the Mortgagor.  The Seller shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered by the Purchaser when the Seller believes it appropriate and reasonable in its best judgment, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Section 4.13.  Notwithstanding anything herein to the contrary, the Seller may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date without the prior consent of the Purchaser.  Any such agreement shall be approved by any applicable holder of a Primary Mortgage Insurance Policy, if required.

Notwithstanding anything in this Agreement to the contrary, if any Mortgage Loan becomes subject to a Pass-Through Transfer, the Seller (a) with respect to such Mortgage Loan, shall not permit any modification with respect to such Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Seller, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of such Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

The Seller shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC.  The Seller shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

The Seller is authorized and empowered by the Purchaser, in its own name, when the Seller believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

Unless a different time period is stated in this Agreement, the Purchaser shall be deemed to have given consent in connection with a particular matter if the Purchaser does not affirmatively grant or deny consent within five (5) Business Days from the date the Purchaser receives a written request for consent for such matter from the Seller.

The Seller shall accurately and fully report its borrower credit files related to the Mortgage Loans to Equifax, Transunion and Experian in a timely manner.

Section 4.02.  Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be serviced subject to this Agreement, the Seller will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Seller will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.03.  Realization Upon Defaulted Mortgage Loans.

The Seller shall use commercially reasonable efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, Accepted Servicing Practices, any Primary Mortgage Insurance and the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01.  Foreclosure or comparable proceedings shall be initiated pursuant to Fannie Mae guidelines and applicable state law with respect to Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments.  The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which the Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05.  The Seller shall notify the Purchaser in writing (which may be by electronic mail) of the commencement of foreclosure proceedings.  The Seller shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05.  Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense.  Upon completion of the inspection, the Seller shall promptly provide the Purchaser with a written report of the environmental inspection.  After reviewing the environmental inspection report, the Purchaser shall determine how the Seller shall proceed with respect to the Mortgaged Property.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Seller as servicer of any Mortgage Loan which becomes ninety (90) days or greater delinquent in payment of a Monthly Payment, without payment of any termination fee with respect thereto; provided, that, notwithstanding anything to the contrary set forth in Section 4.05, the Seller shall on the date such termination takes effect be reimbursed for any unreimbursed Monthly Advances of the Seller's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and unpaid Servicing Fees, in each case relating to such delinquent Mortgage Loan.  In the event of any such termination, the provisions of Section 9.01 hereof shall apply to such termination and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO Property, such property shall be disposed of by the Seller, with the consent of the Purchaser as required pursuant to this Agreement, within three (3) years after becoming an REO Property, unless the Seller provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to three years after its becoming REO Property, will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding.  The Seller shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC provisions of the Code.  Pursuant to its efforts to sell such property, the Seller shall either itself or through an agent selected by the Seller, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located.  Additionally, the Seller shall provide the Purchaser or any master servicer with information sufficient to perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

Section 4.04.  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts.  Each Custodial Account shall be an Eligible Account.  Funds deposited in a Custodial Account may be drawn on in accordance with Section 4.05.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Purchaser on the initial Closing Date, and upon the request of any subsequent purchaser.

The Seller shall deposit in the Custodial Account on a daily basis, within two (2) Business Days of receipt thereof, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i)  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)  all Liquidation Proceeds;

(iv)  any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 4.13 and, in connection therewith, the Seller shall provide the Purchaser with written detail itemizing all of such amounts;

(v)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(vi)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(vii)  any Monthly Advances;

(viii)  Compensating Interest, if any, for the month of distribution.  Such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(ix)  all proceeds of any Mortgage Loan repurchased in accordance with Section 3.03 or Section 3.05;

(x)  any amounts required to be deposited by the Seller pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Seller’s own funds, without reimbursement therefor; and

(xi)  any amounts required to be deposited in the Custodial Account pursuant to Section 4.01 or Section 6.02.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary fees, to the extent permitted by Section 6.01, need not be deposited by the Seller in the Custodial Account.

The Seller may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Seller for the benefit of the Seller, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the Eligible Institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Seller shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity.  Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Seller and shall be subject to withdrawal by the Seller from the Custodial Account pursuant to Section 4.05(iv).  The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Seller out of its own funds immediately as realized.

Section 4.05.  Permitted Withdrawals From the Custodial Account.

The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)  to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)  to reimburse itself for Monthly Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fee) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 3.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)  to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, the Seller’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition Proceeds;

(iv)  to pay to itself as part of its servicing compensation: (a) any interest earned on funds or any investment earnings in the Custodial Account net of any losses on such investments (all such amounts to be withdrawn monthly not later than each Remittance Date), and (b) to the extent not otherwise retained, the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v)  to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 or Section 3.05 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(vi)  to reimburse itself for unreimbursed Monthly Advances and Servicing Advances to the extent not fully reimbursed pursuant to Section 4.05(ii) or (iii) above;

(vii)  to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

(viii)  to remove funds inadvertently placed in the Custodial Account by the Seller or for which amounts previously deposited are returned unpaid by the related Mortgagor’s banking institution; and

(ix)  to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 4.06.  Establishment of Escrow Accounts; Deposits in Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts.  Each Escrow Account shall be an Eligible Account.  Funds deposited in the Escrow Account may be drawn on by the Seller in accordance with Section 4.07.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C.  The original of such letter agreement shall be furnished to the Purchaser on the initial Closing Date, and upon request to any subsequent purchaser.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, within two (2) Business Days of receipt thereof, and retain therein:

(i)  all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii)  all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii)  all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07.  The Seller shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that such Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07.  Permitted Withdrawals From the Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller only:

(i)  to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items for the related Mortgage;

(ii)  to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii)  to refund to the Mortgagor any funds as may be determined to be overages;

(iv)  for transfer to the Custodial Account in accordance with the terms of this Agreement;

(v)  for application to restoration or repair of the Mortgaged Property;

(vi)  to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)  to clear and terminate the Escrow Account on the termination of this Agreement;

(viii)  to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

(ix)  to remove funds inadvertently placed in the Escrow Account by the Seller or for which amounts previously deposited are returned unpaid by the related Mortgagor’s banking institution; and

(x)  to clear and terminate the Escrow Account upon the termination of this Agreement.

Section 4.08.  Payment of Taxes, Insurance and Charges; Maintenance of Primary Mortgage Insurance; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums (if any) and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments subject to its ability to recover such Servicing Advances pursuant to Sections 4.05(ii), (iii) and (vi).  Notwithstanding the foregoing, if the Seller reasonably determines that any such Servicing Advance would not be recoverable from amounts collected on the related Mortgage Loan, the Seller shall have no obligation to make such Servicing Advance.  Any such determination shall be evidenced by an Officer’s Certificate delivered to the Purchaser indicating the reasons therefor.

The Seller will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each first lien Mortgage Loan for which such coverage is herein required.  Such coverage will be maintained until the Loan-to-Value ratio of the related Mortgage Loan is reduced to the amount for which Fannie Mae no longer requires such insurance to be maintained.  The Seller will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the related Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Insurer.  The Seller shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Seller would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Seller shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy.  If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted first lien Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Seller under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09.  Transfer of Accounts.

The Seller may transfer a Custodial Account or an Escrow Account to a different Eligible Account from time to time.  Such transfer shall be made only upon providing notice of the transfer to the Purchaser.

Section 4.10.  Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or Freddie Mac and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Seller determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Seller shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if the related Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Seller shall immediately force place the required flood insurance on the Mortgagor’s behalf.  To the extent the payment of the related premiums will not, in the Seller’s reasonable determination, constitute non-recoverable Servicing Advances, the Seller shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  It is understood and agreed that no other additional insurance need be required by the Seller or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller and its successors and/or assigns and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Seller.  The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

Section 4.11.  Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller (or an affiliate of the Seller) shall obtain and maintain a blanket policy issued by an issuer acceptable to Fannie Mae or Freddie Mac insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use commercially reasonable efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.

Section 4.12.  Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond shall be in the form of a mortgage banker’s blanket bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement and fraud of such persons.  The errors and omissions insurance shall protect and insure the Seller against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Guides.  The Seller shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.  Upon request by the Purchaser, the Seller shall provide the Purchaser with an insurance certificate certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

Section 4.13.  Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure, by deed in lieu of foreclosure or other method resulting in full or partial satisfaction of the related Mortgage, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Seller, at the expense of the Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall notify the Purchaser in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices.  Thereafter, the Seller shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 4.13. No Servicing Fee shall be assessed or otherwise accrue with respect to any REO Property.

The Seller shall, either itself or through an agent selected by the Seller, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances.  The Seller shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicing File.

The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a longer period than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property.  If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller shall be entitled to immediate reimbursement from the Purchaser for any related unreimbursed Servicing Advances.  The disposition of REO Property shall be carried out by the Seller at such price, and upon such terms and conditions, as the Seller deems to be in the best interests of the Purchaser.  The Seller shall update the Purchaser from time-to-time as to the status of each REO Property.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser’s sole option, terminate the Seller as servicer of any such REO Property without payment of any termination fee with respect thereto; provided, that, notwithstanding anything to the contrary set forth in Section 4.05, the Seller shall on the date such termination takes effect be reimbursed for any unreimbursed advances of the Seller’s funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and unpaid Servicing Fees, in each case relating to the Mortgage Loan underlying such REO Property.  In the event of any such termination, the provisions of Section 9.01 hereof shall apply to the termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee.  Within five (5) Business Days following any such termination, the Seller shall, if necessary, convey such REO Property to the Purchaser and shall provide the Purchaser with the following information regarding the subject REO Property: the related drive by appraisal or broker’s price opinion and copies of any related mortgage impairment insurance policy claims.  In addition, within five (5) Business Days following any such termination, the Seller shall provide the Purchaser with the following information and documents regarding the subject REO Property: the related trustee’s deed upon sale and copies of any related hazard insurance claims or repair bids.

Section 4.14.  Notification of Maturity Date.

With respect to each Mortgage Loan, the Seller shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

ARTICLE V
PAYMENTS TO THE PURCHASER

Section 5.01.  Distributions.

On each Remittance Date, the Seller shall distribute by wire transfer to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 5.03, plus (iii) all payments in respect of Compensating Interest for such Remittance Date required to be deposited in the Custodial Account pursuant to Section 4.04(viii), minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts, and any Principal Prepayments received during the month of such Remittance Date, which amounts shall be remitted on the next succeeding Remittance Date.

With respect to any remittance received by the Purchaser after the Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Seller on the date such late payment is made and shall cover the period commencing with the day following the second Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Section 5.02.  Statements to the Purchaser.

The Seller shall furnish to the Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Seller’s assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth (5th) Business Day of the following month in a format mutually agreed upon by both the Purchaser and the Seller, which report shall contain the following (or such other information as is mutually agreed upon by the Seller and the Purchaser):

(i)  with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment and a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii)  the aggregate Scheduled Principal Balance of the Mortgage Loans;

(iv)  the aggregate of any expenses reimbursed to the Seller during the prior distribution period pursuant to Section 4.05; and

(v)  the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, and (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

The Seller shall also provide, upon request, a monthly servicing report, sorted in the Purchaser’s assigned loan number order, in the form of Alltel reports P139, S214, S215 and S50Y and Fidelity report P-4DL (or in such other forms as the Purchaser and the Seller may agree), with each such report.

The Seller shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Seller shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 5.03.  Monthly Advances by the Seller.

Not later than the close of business on the Business Day preceding each Remittance Date, the Seller shall deposit in the Custodial Account an amount equal to all Monthly Payments, whether or not deferred pursuant to Section 4.01, which were due on a Mortgage Loan on the immediately preceding Due Date and delinquent at the close of business on the related Determination Date.

The Seller’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the earlier of: (i) the date of the termination or resignation, as applicable, of the Seller pursuant to Section 7.04, 8.01 or 9.01 or (ii) the date of final disposition and liquidation of the related Mortgage Loan or any Mortgaged Property acquired through foreclosure or a conveyance in lieu of foreclosure, unless the Seller reasonably believes such advance to be non-recoverable from proceeds of the related Mortgage Loan.  In such event, the Seller shall deliver to the Purchaser an Officer’s Certificate of the Seller to the effect that an officer of the Seller has reviewed the related Servicing File and has made the reasonable determination that any additional advances are non-recoverable from proceeds of the related Mortgage Loan.

Section 5.04.  Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.  The Seller shall also provide reports on the status of REO Property containing such information as the Purchaser may reasonably require.

ARTICLE VI
GENERAL SERVICING PROCEDURES

Section 6.01.  Assumption Agreements.

The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Seller shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.  If the Seller reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Seller will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. If the Seller is prohibited under applicable law from (a) entering into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed or (b) requiring the original Mortgagor to remain liable under the Mortgage Note, the Seller, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of the Fannie Mae Guides.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed.  If the credit of the proposed transferee does not meet such underwriting criteria, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.  The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  All fees collected by the Seller for entering into an assumption or substitution of liability agreement shall belong to the Seller as additional servicing compensation.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 6.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02.  Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser. The Purchaser shall no later than five (5) Business Days after receipt of such certification and request, release or cause to be released to the Seller, the related Mortgage Loan Documents and, upon its receipt of such documents, the Seller shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release.  No later than three (3) Business Days following its receipt of such satisfaction or release, the Purchaser shall deliver, or cause to be delivered, to the Seller the release or satisfaction properly executed by the owner of record of the applicable Mortgage or its duly appointed attorney in fact. If such Mortgage Loan is a MERS Mortgage Loan, the Seller is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the Mortgage Loan Documents, the Seller, upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the portion of the Mortgage File held by the Purchaser to the Seller.  Such servicing receipt shall obligate the Seller to return such Mortgage Loan Documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

Section 6.03.  Servicing Compensation.

As compensation for its services hereunder, the Seller shall be entitled to the  Servicing Fee.  Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges, prepayment penalties (unless otherwise set forth in the related Purchase Price and Terms Letter or Assignment and Conveyance), interest and investment earning on funds on deposit in the Custodial Account and Escrow Account (to the extent provided for herein) and other ancillary income shall be retained by the Seller to the extent not required to be deposited in the Custodial Account.  The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 6.04.  Annual Statement as to Compliance.

Within the later of (a) seventy-five (75) days after the end of each calendar year or (b) fifteen (15) calendar days prior to the date on which the Purchaser or the affiliate of the Purchaser required to file an annual report on Form 10-K in connection with any Pass-Through Transfer is required to file such annual report on Form 10-K with the United States Securities and Exchange Commission (the “SEC”), the Seller will deliver to the Purchaser an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled in all material respects all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.  The first Officer’s Certificate delivered by the Seller to the Purchaser pursuant to this Section shall be delivered on or before March 15, 2006, or such other date as may be required pursuant to the first sentence of this Section 6.04.  Copies of such statement shall be provided by the Seller to the Purchaser upon request.

Section 6.05.  Annual Independent Certified Public Accountants’ Servicing Report.

Within the later of (a) seventy-five (75) days after the end of each calendar year or (b) fifteen (15) calendar days prior to the date on which the Purchaser or the affiliate of the Purchaser required to file an annual report on Form 10-K in connection with any Pass-Through Transfer is required to file such annual report on Form 10-K with the SEC, the Seller at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the Seller’s servicing of residential mortgage loans, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, such firm is of the opinion that the Seller’s servicing has been conducted in compliance with such programs, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.  The first statement delivered by the Seller to the Purchaser pursuant to this Section shall be delivered on or before March 15, 2006, or such other date as may be required pursuant to the first sentence of this Section 6.05.  Copies of such statement shall be provided by the Seller to the Purchaser.

Section 6.06.  Purchaser’s Right to Examine Seller Records.

At its expense, the Purchaser shall have the right to examine and audit upon reasonable notice to the Seller, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Seller, or held by another for the Seller or on its behalf or otherwise, which relates to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement.

The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to, OCC, OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Seller which may be required by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Seller, and in accordance with the federal government, OCC, FDIC, OTS, or any other similar regulations; provided, however, that in connection with providing such access, the Seller shall not be required to incur any out-of-pocket costs unless provisions have been made for the reimbursement thereof.

Section 6.07.  Seller Shall Provide Information as Reasonably Required.

The Seller shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation as the Purchaser may reasonably request, as shall be necessary, reasonable or appropriate in respect to the Mortgage Loans and the performance of the Seller under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser; provided, that, the Seller shall not be liable for any out-of-pocket costs with respect to the provision of such reports, information or documentation.  All such reports or information shall be provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Seller under this Agreement.  The Seller agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

The Seller, upon reasonable advance notice, shall make reasonably available to the Purchaser or any prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Seller’s servicing facilities for the purpose of satisfying such prospective purchaser that the Seller has the ability to service the Mortgage Loans as provided in this Agreement.

The Seller shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

ARTICLE VII
THE SELLER

Section 7.01.  Indemnification; Third Party Claims.

The Seller agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, “Damages”) that the Purchaser may sustain in any way related to the failure of the Seller to observe and perform its duties, obligations, covenants, and agreements and to service the Mortgage Loans in compliance with the terms of this Agreement or from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of a representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement.  The Seller hereunder shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or a Mortgage Loan, assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.  The Seller shall follow any written instructions received from the Purchaser in connection with such claim.  The Purchaser shall promptly reimburse the Seller for all amounts advanced by it pursuant to the two preceding sentences except when the claim relates to the failure of the Seller to service and administer the Mortgage Loans in compliance with the terms of this Agreement, the failure of the Seller to perform its duties and obligations pursuant to this Agreement, the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the gross negligence, bad faith or willful misconduct of the Seller.  The provisions of this Section 7.01 shall survive termination of this Agreement and transfer of the related servicing rights.

Section 7.02.  Merger or Consolidation of the Seller.

The Seller shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated (including by means of sale or disposal of all or substantially all of the Seller’s assets), or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller (whether or not related to loan servicing), shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000 and (ii) an institution who is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

Section 7.03.  Limitation on Liability of the Seller and Others.

The duties and obligations of the Seller shall be determined solely by the express provisions of this Agreement, the Seller shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Seller.  Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement.  The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the Seller may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the Seller shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

Section 7.04.  Seller Not to Assign or Resign.

Except as otherwise provided herein, the Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller.  Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.  No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 7.05.  No Transfer of Servicing.

With respect to the retention of the Seller to service the Mortgage Loans hereunder, the Seller acknowledges that the Purchaser has acted in reliance upon the Seller’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this Section 7.05, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof without the prior written approval of the Purchaser, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the Seller may, without the consent of the Purchaser, retain reasonable and necessary third party contractors to perform certain servicing and loan administration functions, including and limited to, hazard insurance administration, tax payment and administration, flood certification and administration and foreclosure activities; provided, that such contractors shall perform such servicing and loan administrative functions in a manner consistent with this Agreement; provided, further, that the retention of such contractors by Seller shall not limit the obligation of the Seller to service the Mortgage Loans pursuant to the terms and conditions of this Agreement or release it from any of its obligations hereunder.

ARTICLE VIII
DEFAULT

Section 8.01.  Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

(i)  any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(ii)  failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)  the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(v)  the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Seller ceases to be approved by Fannie Mae or Freddie Mac as a mortgage loan seller and servicer for more than thirty (30) days; or

(vii)  the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement; or

(viii)  the Seller ceases to be (a) licensed to service first lien residential mortgage loans in each jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Seller’s ability to perform its obligations hereunder; or

(ix)  failure on the part of the Seller to comply with Section 6.04 or Section 6.05, which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 7.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Seller for the same.  On or after the receipt by the Seller of such written notice of termination, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from the Purchaser, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller’s sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 8.04) of the Seller hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor servicer or (y) in causing MERS to designate on the MERS® System the successor servicer as the servicer of such Mortgage Loan.

Section 8.02.  Waiver of Defaults.

The Purchaser may waive only by written notice any default by the Seller in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE IX
TERMINATION

Section 9.01.  Termination.

The respective obligations and responsibilities of the Seller shall terminate upon:  (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Seller and the Purchaser in writing; or (iii) termination of the Seller by the Purchaser with cause under the terms of this Agreement.

ARTICLE X
RECONSTITUTION OF MORTGAGE LOANS

Section 10.01.  Reconstitution of Mortgage Loans.

(a)  The Seller acknowledges and the Purchaser agrees that with respect to some or all of the Mortgage Loans, the Purchaser may effect, upon ten (10) Business Days prior written notice to the Seller, either:

(i)  one or more sales of the Mortgage Loans as whole loan transfers (each, a “Whole Loan Transfer”);

(ii)  one or more Agency Transfers; and/or

(iii)  one or more sales of the Mortgage Loans as public or private pass-through transfers (each, a “Pass-Through Transfer”).

(b)  With respect to each Whole Loan Transfer, Agency Transfer or Pass-Through Transfer, as the case may be, the Seller agrees:

(i)  to cooperate reasonably with the Purchaser and any prospective purchaser with respect to all reasonable requests that do not result in an undue burden or expense of the Seller;

(ii)  to execute all agreements required to be executed by the Seller in connection with such Whole Loan Transfer, Agency Transfer or Pass-Through Transfer, including a pooling and servicing agreement in form and substance reasonably acceptable to the parties, provided that any such agreements be consistent with the terms hereof and, unless otherwise agreed by the Seller, impose no greater duties, liabilities or obligations upon the Seller than those set forth herein and provided that the Seller is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(iii)  to make all the representations and warranties set forth in Section 3.01 as of the date of the Whole Loan Transfer, Agency Transfer or Pass-Through Transfer;

(iv)  to deliver to the Purchaser (a) for inclusion in any prospectus or other offering material such publicly available information regarding the Seller and its financial condition and any additional information reasonably requested by the Purchaser or required by law or regulation, (b) any similar nonpublic, unaudited financial information (which the Purchaser may, at its option and its cost, have audited by certified public accountants) and such other information as is reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for any losses, costs or damages incurred by any of them directly related to any material misstatements contained in such information or for any omissions of material fact required to be stated therein to the extent such information is provided by the Seller specifically for use in a prospectus or other offering material; provided, that, the Purchaser shall indemnify the Seller and its affiliates for any losses, costs or damages related to any material misstatements contained in any prospectus or other offering material other than in such information provided by the Seller specifically for use therein or for any omissions of material fact required to be stated therein and (c) such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause (a) above as shall be reasonably requested by the Purchaser; and

(v)  to deliver to the Purchaser, and to any Person designated by the Purchaser, opinions of counsel in a form reasonably acceptable to the Purchaser as are customarily delivered by sellers and servicers and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers, Agency Transfers or Pass-Through Transfers, as the case may be, it being understood that the reasonable cost of any opinions of counsel (other than in-house counsel) that may be required for a Whole Loan Transfer, Agency Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Purchaser.

The Purchaser shall reimburse the Seller for any and all reasonable out-of-pocket expenses, costs and fees, including reasonable attorney’s fees, incurred by the Seller in response to requests for information or assistance under this Section.  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer, Agency Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect. Notwithstanding anything to the contrary in this Section 10.01, the Company agrees that it is required to perform the obligations described in Exhibit H hereto in connection with a Reconstitution.

Section 10.02.                                Monthly Reporting with Respect to a Reconstitution.

As long as the Company continues to service Mortgage Loans, the Company agrees that with respect to any Mortgage Loan sold or transferred pursuant to a Reconstitution as described in Section 10.01 of this Agreement (a “Reconstituted Mortgage Loan”), the Company, at its expense, shall provide the Purchaser with the information set forth in Exhibit G attached hereto for each Reconstituted Mortgage Loan in Excel or such electronic delimited file format as may be mutually agreed upon by both Purchaser and Company.  Such information shall be provided monthly for all Reconstituted Mortgage Loans on the fifth (5th) Business Day of each month for the immediately preceding monthly period, and shall be transmitted to the new investor or master servicer.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.01.  Successor to the Seller.

Prior to termination of Seller’s responsibilities and duties under this Agreement pursuant to Section 7.04, 8.01 or 9.01, the Purchaser shall (i) succeed to and assume all of the Seller’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 7.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor shall agree.  In the event that the Seller’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Seller of the representations and warranties made pursuant to Section 3.01 and the indemnification obligations of the Seller pursuant to Section 7.01.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Seller or this Agreement pursuant to Section 7.04, 7.05, 8.01 or 9.01 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

The Seller shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds.  The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller.  Upon appointment of successor servicer to the Seller, the Seller shall be reimbursed for unrecovered Servicing Advances, Monthly Advances and unpaid Servicing Fees which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment such successor servicer.

Upon a successor’s acceptance of appointment as such, the Seller shall notify by mail the Purchaser of such appointment.

Section 11.02.  Amendment.

This Agreement may be amended or supplemented from time to time by written agreement executed by the Purchaser and the Seller.

Section 11.03.  Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the Mortgaged Properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Seller’s expense on direction of the Purchaser.

Section 11.04.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law provisions, except to the extent preempted by Federal law.  The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05.  Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

(i)           if to the Seller:

Wachovia Mortgage Corporation
201 South College Street
Suite 1600
Charlotte, North Carolina  28288-1088
Attention:  Caroline Payne
Facsimile: (704) 383-4591

with a copy to:

Wachovia Mortgage Corporation
1100 Corporate Center Drive
Raleigh, North Carolina  27607
Attention:  Tom Fowler

Facsimile: (919) 852-7525

(ii)           if to the Purchaser:

EMC Mortgage Corporation
Mac Arthur Ridge II,
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention:  Ms. Ralene Ruyle
Telecopier No.:  (972) 444-2810

with copy to:

Bear Stearns Mortgage Capital Corporation
383 Madison Avenue
New York, New York 10179
Attention:  Steven Trombetta

or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.06.  Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.07.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.08.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(iii)  references herein to “Articles,” “Sections,” Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)  the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi)  the term “include” or “including” shall mean without limitation by reason of enumeration; and

(vii)  headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 11.09.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10.  Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party.  Except as required by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, provided further that such information is identified as confidential non-public information.  In addition, confidential information may be provided to a regulatory authority with supervisory power over the Purchaser, provided such information is identified as confidential non-public information.

Section 11.11.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected (i) with respect to MERS Mortgage Loans, at the Purchaser’s expense and (ii) with respect to Mortgage Loans that are not MERS Mortgage Loans, at the Seller’s expense, in each case, in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 11.12.  Assignment by Purchaser.

The Purchaser shall have the right, upon notice to the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans; provided, however, that, in no event shall there be any more than five (5) “Purchasers” with respect to any Mortgage Loan Package.  In no event shall the Purchaser sell a partial interest in any Mortgage Loan without the prior written consent of the Seller, which consent may be granted or withheld in the Seller’s sole discretion.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 11.13.  No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for Purchaser.

Section 11.14.  Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 7.02, this Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

Section 11.15.  Entire Agreement.

Each of the parties to this Agreement acknowledges that no representations, agreements or promises were made to any of the other parties to this Agreement or any of its employees other than those representations, agreements or promises specifically contained herein.  This Agreement and the related Purchase Price and Terms Letter set forth the entire understanding between the parties hereto and shall be binding upon all successors of all of the parties.  In the event of any inconsistency between a Purchase Price and Terms Letter and this Agreement, this Agreement shall control.

Section 11.16.  No Solicitation.

From and after the related Closing Date, except as provided below, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, in any manner to solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that the following promotions or solicitations undertaken by the Seller or any affiliate of the Seller shall not be prohibited under this Section 11.16:  (i) promotions or solicitations that are directed to the general public at large or segments thereof, provided that no segment shall consist primarily of the borrowers or obligors under the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements; (ii) responding to Mortgagor requests for pay-off information and regarding other bank or financial products or services; and (iii) promotions or solicitations to any Mortgagor for any other bank or financial products or services, unless such promotions or solicitations are for a prepayment of a Mortgage Loan.

Section 11.17.  Costs.

The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transactions covered by this Agreement.  To the extent not otherwise provided herein, all other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans,  including, without limitation, fees for recording intervening assignments of mortgage and Assignments of Mortgage, the cost of obtaining tax service contracts and the legal fees and expenses of its attorneys shall be paid by the Seller.  The Seller shall be responsible for causing the recordation of all Assignments of Mortgage and all intervening assignments of mortgage, as applicable.

Section 11.18.  Protection of Mortgagor Personal Information.

Each of the Purchaser and the Seller agree that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Mortgagor Personal Information, (ii) shall not use Mortgagor Personal Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Mortgagor Personal Information, (iii) shall not disclose Mortgagor Personal Information to third parties except at the specific written direction of the other; provided, however, that the Purchaser and the Seller may disclose Mortgagor Personal Information to third parties in connection with secondary market transactions to the extent not prohibited by applicable law or to the extent required by a valid and effective subpoena issued by a court of competent jurisdiction or other governmental body, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Mortgagor Personal Information from unauthorized access and (v) shall immediately notify the other of any actual or suspected breach of the confidentiality of Mortgagor Personal Information.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION,
as Purchaser
By:___________________________________
Name:_________________________________
Title:__________________________________

WACHOVIA MORTGAGE CORPORATION, asSeller
By:___________________________________
Name:_________________________________
Title:__________________________________

[Signature Page to Seller’s Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005]

Exhibit A-1

Contents of Mortgage File

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Seller in the Servicing File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Seller’s Purchase, Warranties and Servicing Agreement.

1.           The original Mortgage Note endorsed “Pay to the order of ___________________ without recourse,” and signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Seller.  If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Seller], successor by merger to the [name of predecessor]”.  If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “[Seller] formerly known as [previous name]”.  If the original note is unavailable, seller will provide an affidavit of lost note (in form acceptable to the Purchaser) stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note and indemnifying the Purchaser against any and all claims arising as a result of any person or entity claiming they are the holder of the note or that the note has been paid off and returned.

2.           A true certified copy, certified by the [title insurer], of the applicable First Lien.

3.           Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the [title insurer], of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

4.           The original or certified to be a true copy or if in electronic form identified on the Mortgage Loan Schedule, the certificate number, certified by the Seller, of the related Primary Mortgage Insurance Policy, if required.

5.           In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment, from the Seller in accordance with Purchaser’s instructions, which assignment shall, but for any blanks requested by the Purchaser, be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation.  If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment must be by “[Seller] formerly known as [previous name]”.

6.           With respect to Mortgage Loans that are not Co-op Loans, the original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

7.           Originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Seller, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the [title insurer] of the original Assignment together with a certificate of the [title insurer] certifying that the original Assignment has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

8.           Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the [title insurer], of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

9.           If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

10.           With respect to a Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease to the originator of the Mortgage Loan, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement in substantially the same form as standard a “AZTECH” form; (iv) copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 Assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing.

11.           The original of any guarantee executed in connection with the Mortgage Note.

Notwithstanding anything to the contrary herein, the Seller may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

Exhibit A-2

Contents of Servicing File

With respect to each Mortgage Loan, the Servicing File shall include each of the following items, which shall be available for inspection by the Purchaser:

1.           Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

2.           Residential loan application.

3.           Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

4.           Credit report on the mortgagor.

5.           Business credit report, if applicable.

6.           Residential appraisal report and attachments thereto.

7.           Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program, all in accordance with Seller’s Underwriting Standards.

8.           Verification of acceptable evidence of source and amount of down payment, in accordance with the Underwriting Standards.

9.           Photograph of the Mortgaged Property (may be part of appraisal).

10.           Survey of the Mortgaged Property, if any.

11.           Sales contract, if applicable.

12.           If available, termite report, structural engineer’s report, water portability and septic certification.

13.           Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

14.           Any ground lease, including all amendments, modifications and supplements thereto.

15.           Any other document required to service the Mortgage Loans.

Exhibit B

Form of Custodial Account Letter Agreement

__________________  , 200_

To:

As “Seller” under the Seller’s Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as “Wachovia Mortgage Corporation, in trust for the Purchaser, owner of various whole loan series - principal and interest”.  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

WACHOVIA MORTGAGE CORPORATION,
as SELLER
By:__________________________________
Name:________________________________
Title:_________________________________

The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number ______________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

__________________________________
By:__________________________________
Name:________________________________
Title:_________________________________

Exhibit C

Form of Escrow Account Letter Agreement

_____________________, 200_

To:

As “Seller” under the Seller’s Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as “Wachovia Mortgage Corporation, in trust for the Purchaser, owner of various whole loan series, and various Mortgagors.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

WACHOVIA MORTGAGE CORPORATION,
as SELLER
By:__________________________________
Name:________________________________
Title:_________________________________

The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number ______________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

By:__________________________________
Name:________________________________
Title:_________________________________

Exhibit D

Form of Assignment, Assumption and Recognition Agreement

This Assignment, Assumption and Recognition Agreement (this “Assignment Agreement”), dated as of _________, among EMC Mortgage Corporation, a Delaware corporation (the “Assignor”), ______________________, a ________ corporation (the “Assignee”), and Wachovia Mortgage Corporation, a North Carolina corporation (the “Seller”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (a) those certain mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”); and (b) the Seller’s Purchase, Warranties and Servicing Agreement dated as of July 1, 2005, but only to the extent of the Mortgage Loans (the “Purchase Agreement”). For purposes of this Assignment Agreement, the term “Purchase Agreement” includes any separate Assignment and Conveyance pursuant to which Seller and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Purchase Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any all obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment Agreement.

2.           Each of the Seller and the Assignor represent and warrant to the Assignee that (a) the copy of the Purchase Agreement, attached hereto as Exhibit B, provided to the Assignee, is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement is in full force and effect as of the date hereof, (c) the provisions thereof have not been waived, amended or modified in any respect, nor have any notices of termination been given thereunder, (d) the Purchase Agreement contains all of the terms and conditions governing the sale of the Mortgage Loans by Seller to Assignor and the purchase of the Mortgage Loans by Assignor from Seller; provided, however, that the date of purchase and sale and the amount of payment for the Mortgage Loans may be set out in a Purchase Price and Terms Letter, as defined in the Purchase Agreement, and (e) Seller sold, conveyed and transferred each Mortgage Loan to Assignor pursuant to the Purchase Agreement.

3.           The Assignor warrants and represents to, and covenants with, the Assignee and the Seller that:

(a)           As of the date hereof, the Assignor is not in default under the Purchase Agreement;

(b)           The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Purchase Agreement, free from any and all claims and encumbrances arising out of the Assignor’s ownership thereof, and the Mortgage Loans, as well as the Purchase Agreement, upon the transfer thereof to the Assignee as contemplated herein, shall be free and clear of all such liens, claims and encumbrances or any lien claim or encumbrance arising out of the ownership of the Mortgage Loans by any person at any time after Assignor first acquired any Mortgage Loan from the Seller;

(c)           The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Purchase Agreement or the Mortgage Loans;

(d)           The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase Agreement or the Mortgage Loans. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under, the Purchase Agreement, or the Mortgage Loans;

(e)           The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to sell, transfer and assign the Mortgage Loans;

(f)           The Assignor has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Assignment Agreement has been duly executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(g)           No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

(h)           The Assignor has paid the purchase price for the Mortgage Loans and has satisfied any conditions to closing required of it under the terms of the Purchase Agreement.

4.           The Assignee warrants and represents to, and covenants with, the Assignor and the Seller that:

(a)           The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

(b)           The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c)           No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)           The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Purchase Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor’s obligations as Purchaser thereunder, with respect to the Mortgage Loans.

5.           The Seller warrants and represents to, and covenants with, the Assignor and the Assignee that:

(a)           The Seller is not a natural person or a general partnership and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans;

(b)           The Seller has full power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Seller’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Seller’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Seller is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject. The execution, delivery and performance by the Seller of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Seller. This Assignment Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(d)           No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Seller in connection with the execution, delivery or performance by the Seller of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby;

(e)           As of the date hereof, the Seller is not in default under the Purchase Agreement; and

(f)           No event has occurred or has failed to occur, during the period commencing on date on which Assignor acquired the Mortgage Loans and ending on the date hereof, inclusive, which would make the representations and warranties set forth in Section 3.01 of the Purchase Agreement untrue if such representations and warranties were made with respect to the Mortgage Loans effective as of the date hereof.

6.           From and after the date hereof, the Seller shall recognize the Assignee as the owner of the Mortgage Loans, and shall look solely to the Assignee for performance from and after the date hereof of the Assignor’s obligations with respect to the Mortgage Loans.

7.           Notice Addresses.

(a)           The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

________________
________________
________________
Attention: ________________

(b)           The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

[_____________________________]
[_____________________________]
[_____________________________]
[_____________________________]
Attention: _______________

(c)           The Seller’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

Wachovia Mortgage Corporation
1100 Corporate Center Drive
Raleigh, North Carolina 27607
Attention: Tom Fowler

8.           This Assignment Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

9.           This Assignment Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Seller, the Assignor or the Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Seller, the Assignor or the Assignee, respectively, hereunder.

10.           No term or provision of this Assignment Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

11.           This Assignment Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement by the Assignor.

12.           Notwithstanding the assignment of the Purchase Agreement by either the Assignor or Assignee, this Assignment Agreement shall not be deemed assigned by the Seller or the Assignor unless assigned by separate written instrument.

13.           For the purpose for facilitating the execution of this Assignment Agreement as herein provided and for other purposes, this Assignment Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed by their duly authorized officers as of the date first above written.

EMC Mortgage Corporation
Assignor
By:______________________________________
Name:____________________________________
Title:_____________________________________
[[_______________________________________]
Assignee
By:______________________________________
Name:____________________________________
Title:_____________________________________
Wachovia Mortgage Corporation
Seller
By:______________________________________
Name:____________________________________
Title:_____________________________________

Exhibit E

Form of Assignment and Conveyance

On this ____ day of ________, 200_, Wachovia Mortgage Corporation (“Wachovia”) as the Seller under that certain Seller’s Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005 (the “Agreement”), by and between Wachovia and EMC Mortgage Corporation (the “Purchaser”) does hereby sell, transfer, assign, set over and convey to the Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of Wachovia (excluding the right to service the Mortgage Loans) in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A, together with the Mortgage Files and all rights and obligations arising under the documents contained therein.

Pursuant to Section 2.07 of the Agreement, Wachovia has delivered to the Purchaser the documents for each Mortgage Loan to be purchased as set forth therein.  The contents of each Servicing File required to be retained by Wachovia to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by Wachovia, for the benefit of the Purchaser as the owner thereof.  Wachovia’s possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by Wachovia shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Wachovia shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by Wachovia at the will of the Purchaser in such custodial capacity only.

[Remainder of page intentionally blank - signature page follows]

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
WACHOVIA MORTGAGE CORPORATION
By:_______________________________________
Name:_____________________________________
Title:______________________________________

Exhibit F

Request for Release of Documents and Receipt

RE:           Mortgage Loan #___________________________________
BORROWER:                                __________________________________________________
PROPERTY:                                __________________________________________________

Pursuant to a Seller’s Purchase, Warranties and Servicing Agreement (the “Agreement”) between the Seller and the Purchaser, the undersigned hereby certifies that he or she is an officer of the Seller requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____
On _________________, the above captioned mortgage loan was paid in full or the Seller has been notified that payment in full has been or will be escrowed.  The Seller hereby certifies that all amounts with respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____
The above captioned loan is being repurchased pursuant to the terms of the Agreement.  The Seller hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____
The above captioned loan is being placed in foreclosure and the original documents are required to proceed with the foreclosure action.  The Seller hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____	Other (explain)
_______________________________________________________ _______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

Based on this certification and the indemnities provided for in the Agreement, please release to the Seller all original mortgage documents in your possession relating to this loan.

Dated:_________________	By:________________________________
Signature
___________________________________
Title
Send documents to:	_____________________________________________
_____________________________________________
_____________________________________________
Acknowledgment:
Purchaser hereby acknowledges that all original documents previously released on the above captioned mortgage loan have been returned and received by the Purchaser.
Dated:________________	By:________________________________
Signature
Title:____________________________

EXHIBIT G
RECONSTITUTED MORTGAGE LOAN REPORTING

IP1270 FIELD NAME	DESCRIPTION
MACCTNO	Investor Loan Number
MSRVACCT	Servicer Loan Number
MSERVID	blank
MCUTOFF	Cutoff Date
MINVSTR	Investor Number
MCATNUM	Category Number
MNOTRAT	Note Rate
MSRVFEE	Service Fee Rate
MPTRAT	Pass Thru Rate
MBSCHBAL	Beginning Scheduled Principal Balance
MPICONST	P&I Constant
MSCHINT	Scheduled Gross Interest
MPTINT	Scheduled Net Interest
MSCHPRN	Scheduled Principal
MLIQPRN	PIF Principal
MLIQINT	PIF Interest
MADDPRN	Curtailment
MADDTRN	Cutoff Date Curtailment Collected
MPRNADJ	Adjustment
MSCHPYMT	Total Scheduled Payment
MTOTREMIT	Total Remittance Due
MESCHBAL	Ending Scheduled Principal Balance
MBPRIBAL	Beginning Actual Principal Balance
MEPRIBAL	Ending Actual Principal Balance
MDUEDATE	Due Date
MPRNCOLL	Principal Collected
MSRFCOLL	Interest Collected
MLIQCDE	Liquidation Code
MLIQDTE	Liquidation Date
MARMNOT	ARM Note Rate

EXHIBIT H

SELLER’S OBLIGATIONS IN CONNECTION
WITH A RECONSTITUTION

•
The Seller shall: (i) possess the ability to service under customary securitization documents; (ii) service on a “Scheduled/Scheduled” reporting basis (advancing through the liquidation of an REO Property); (iii) make compensating interest payments on payoffs and curtailments; and (iv) remit and report to a master servicer in format reasonably acceptable to such master servicer and the Seller by the 10th calendar day of each month.

•
The Seller shall provide an acceptable annual certification (officer’s certificate) to the master servicer (as required by the Sarbanes-Oxley Act of 2002) to the extent a Form 10-K or other required filing is made with respect to the securitization, as well as any other annual certifications required under the securitization documents (i.e., the annual statement as to compliance/annual independent certified public accountants’ servicing report due by March 15 of each year).

•	The Seller shall allow for the Purchaser, the master servicer or their designee to perform a review of audited financials and net worth of the Company.

•	The Seller shall provide a customary Uniform Single Attestation Program certificate and Management Assertion as requested by the master servicer or the Purchaser.

•
The Seller shall provide information on each Custodial Account as reasonably requested by the master servicer or the Purchaser, and each Custodial Account shall comply with the reasonable requirements for such accounts as set forth in the securitization documents.

EXECUTION COPY

REGULATION AB COMPLIANCE ADDENDUM TO SELLER’S PURCHASE, WARRANTIES AND SERVICING AGREEMENT

(Servicing-retained)

This Regulation AB Compliance Addendum (this “Reg AB Addendum”), dated as of March 28, 2006, by and between EMC Mortgage Corporation (the “Purchaser”) and Wachovia Mortgage Corporation (the “Company”), to that certain Seller’s Purchase, Warranties and Servicing Agreement, dated as of July 1, 2005, by and between the Company and the Purchaser (as amended, modified or supplemented, the “Agreement”).

WITNESSETH

WHEREAS, the Company and the Purchaser have agreed to adopt an addendum to the Agreement to reflect the intention of the parties to comply with Regulation AB.

NOW, THEREFORE, in consideration of the mutual promises and mutual obligations set forth herein, the Company and the Purchaser hereby agree as follows:

ARTICLE I
DEFINED TERMS

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.  The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in Section 2.07(a).

Depositor: With respect to any Securitization Transaction, the Person identified in writing to the Company by the Purchaser as depositor for such Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and substantially all such Mortgage Loans were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 2.03(c).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, and as set forth on Exhibit B.

Sponsor: With respect to any Securitization Transaction, the Person identified in writing to the Company by the Purchaser as sponsor for such Securitization Transaction.

Static Pool Information: Static pool information as described in Item 1l05(a)(l)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item l122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions identified in Item 1122(d) of Regulation AB that are required to be performed by the Company under this Agreement or any Reconstitution Agreement.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer: Any sale or transfer by the Purchaser of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II
COMPLIANCE WITH REGULATION AB

Section 2.01. Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article II of this Reg AB Addendum is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission and that the provisions of this Reg AB Addendum shall be applicable to all Mortgage Loans included in a Securitization Transaction closing on or after January 1, 2006, regardless whether the Mortgage Loans were purchased by the Purchaser from the Company prior to the date hereof.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, any Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser and the Company also acknowledge and agree Section 2.02(a)(i)-(v), Section 2.03(c), (e) and (f), Section 2.04, Section 2.05 and Section 2.06 of this Reg AB Addendum shall only be applicable with respect to any Mortgage Loan if the Company (or Subservicer, if any) services such Mortgage Loan following the closing date of a related Securitization Transaction.  The Purchaser and the Company also acknowledge and agree that this Reg AB Addendum is intended to supplement the terms of the Agreement and, to the extent inconsistent, the rights and obligations under the Agreement shall continue to apply with respect to any Reconstitution (as defined in the Agreement)  that is not covered by the definition of “Securitization Transaction” in this Reg AB Addendum; provided, however, that the requirement to provide an accountants’ report pursuant to Section 6.05 of the Agreement shall be deemed satisfied with respect to any Reconstitution that occurs on or following the date hereof by providing an accountants’ attestation that satisfies the requirements of Section 2.05(a)(ii) of this Reg AB Addendum.

For purposes of this Reg AB Addendum, the term “Purchaser” shall refer to EMC Mortgage Corporation and its successors in interest and assigns.  In addition, other than notices provided pursuant to Section 2.03(d) of this Reg AB Addendum, any notice or request that must be “in writing” or “written” may be made by electronic mail.

Section 2.02. Additional Representations and Warranties of the Company.

  (a) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that are reasonably expected to have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator that would be material to securityholders; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified in writing to the Company by the related Depositor of a type described in Item 1119 of Regulation AB.
  (b) If so requested in writing by the Purchaser or any Depositor on any date following the date  on which information is first provided to the Purchaser or any Depositor under Section 2.03, the Company shall use its reasonable best efforts to within five (5) Business Days, but in no event later than seven (7) Business Days, following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 2.03. Information to Be Provided by the Company.

In connection with any Securitization Transaction, the Company shall (i) use its reasonable best efforts to within five (5) Business Days, but in no event later than seven (7) Business Days, following written request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c),

  (f) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

  (a) If so requested in writing by the Purchaser or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is reasonably requested for the purpose of compliance with Items 1103(a)(l), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum (so long as required by Regulation AB):

  (A) the originator’s form of organization;

  (B) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

  (C) a description of any legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer that would be material to securityholders; and

  (D) a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

  (1) the sponsor;
  (2) the depositor;
  (3) the issuing entity;
  (4) any servicer;
  (5) any trustee;
  (6) any originator;
  (7) any significant obligor;
  (8) any enhancement or support provider; and
  (9) any other material transaction party.

  (b) If so requested in writing by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) vintage origination year Static Pool Information with respect to mortgage loans of a similar type as the Mortgage Loans (as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator, but in each case only to the extent that (x) such mortgage loans were originated after July 2004 and (y) (A) the Company has not sold such mortgage loans on a servicing-released basis or (B) such information relates to “original characteristics” as described in Item 1105(a)(3)(iii) of Regulation AB. Notwithstanding the preceding sentence, the Company shall not be required to provide Static Pool Information regarding cumulative losses with respect to any mortgage loans originated prior to January 1, 2006, which information is unavailable to the Company without unreasonable effort or expense. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(2)-(3) of Regulation AB.  To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph) during the applicable offering period for the securities, the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested in writing by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Reg AB Addendum), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

  (c) If so requested in writing by the Purchaser or any Depositor with respect to any Securitization Transaction for which 20% or more of the pool assets (measured by cut-off date principal balance) are serviced by the Company and any Subservicer or as otherwise required by Item 1108 of Regulation AB, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is reasonably requested for the purpose of compliance with Item 1108 of Regulation AB.  Such information shall include, at a minimum (so long as required by Regulation AB):

  (A) the Servicer’s form of organization;

  (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under the Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

  (1) whether the Servicer is aware of or has received notice that any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing by the Servicer during the three-year period immediately preceding the related Securitization Transaction;

  (2) the extent of outsourcing the Servicer utilizes;

  (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

  (4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
  (5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

  (C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under the Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

  (D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under the Agreement or any Reconstitution Agreement;

  (E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

  (F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

  (G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

  (H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

  (d) For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) promptly notify the Purchaser, any Master Servicer and any Depositor in writing of (A) any litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator that would be material to securityholders, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, but only to the extent that such affiliations or relationships do not include the Purchaser or Depositor, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Each notification should be sent to the Purchaser by e-mail to regABnotifications@bear.com.  In addition notification pursuant to this Section 2.03(d), other than those pursuant to Section 2.03(d)(i)(A), should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile:  (214) 626-3751
Email:  sellerapproval@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile:  (212) 272-6564
Notifications pursuant to Section 2.03(d)(i)(A) should be sent to:

EMC Mortgage Corporation
Two Mac Arthur Ridge
909 Hidden Ridge Drive, Suite 200
Irving, TX 75038
Attention: Associate General Counsel for Loan Administration
Facsimile:  (972) 831-2555

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile:  (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile:  (214) 626-3751
Email:  sellerapproval@bear.com

(e) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under the Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested in writing by the Purchaser or any Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to any class of asset-backed securities.

  (f) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

  (i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

  (ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

  (iii) information regarding any pool asset changes (such as, additions, substitutions or repurchases) and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

  (g) The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance hereunder as may be reasonably requested by the Purchaser, any Master Servicer or any Depositor.

Section 2.04. Servicer Compliance Statement.

The Company shall use reasonable efforts on or before March 1 of each calendar year, but in no event later than March 15 of each calendar year, commencing in 2007, to deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 2.05. Report on Assessment of Compliance and Attestation.

(a) The Company shall use reasonable efforts on or before March 1 of each calendar year, but in no event later than March 15 of each calendar year, commencing in 2007, to:

  (i) deliver to the Purchaser, any Master Servicer and any Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Reg AB Addendum;

  (ii) deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

  (iii) cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

  (iv) deliver and cause each Subservicer and Subcontractor described in clause (iii) above to deliver to the Purchaser, any Master Servicer, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification signed by an appropriate officer of the Company in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b) Each assessment of compliance provided by a Subservicer pursuant to Section 2.05(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Reg AB Addendum or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 2.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2.06.

Section 2.06. Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not authorize any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

  (a) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer.  The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2.02, 2.03(c), (e), (f) and (g), 2.04, 2.05 and 2.07 of this Reg AB Addendum to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 2.03( d) of this Reg AB Addendum.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2.05 as and when required to be delivered.

  (b) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor.  The Company shall promptly upon written request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor that is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB as determined by the Company and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 2.05 and 2.07 of this Reg AB Addendum to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance, attestation and other certifications required to be delivered by such Subcontractor under Section 2.05, in each case as and when required to be delivered.

Section 2.07. Indemnification; Remedies.

(a) The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each Sponsor; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents (each, an “Indemnified Party”) of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

  (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material in written or electronic form provided under this Article II by or on behalf of the Company, or provided under this Article II by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

  (ii) any breach by the Company of its obligations under this Article II, or any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article II, including any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii) any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date; or

(iv) the negligence, bad faith or willful misconduct of the Company in connection with its performance under this Article II.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b) (i) Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article II, or any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 2.04 or 2.05, including any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(iii) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of the Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 2.08. Third-Party Beneficiary.

For purposes of this Article II and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this Reg AB Addendum, entitled to all the rights and benefits hereof as if it were a direct party to Article II of this Reg AB Addendum.

IN WITNESS WHEREOF, the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION, as Purchaser

By: ________________________________
Name: _____________________________
Title: ______________________________

WACHOVIA MORTGAGE CORPORATION, as Company

By: ________________________________
Name: _____________________________
Title: ______________________________

[Signature Page to Regulation AB Compliance Addendum (servicing-retained)]

EXHIBIT A

FORM OF ANNUAL CERTIFICATION

Re: The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _____________________ of Wachovia Mortgage Corporation, certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

  (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company pursuant to the Agreement (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

  (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

  (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

  (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

  (5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: ______________________________
By: _______________________________
Name:
Title:

EXHIIT B
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Company shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”;

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
Reference	Criteria
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution  that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.   Specifically, such reports (A) are prepared in accordance with timeframes and other terms  set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Reference	Criteria
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
Reference	Criteria
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.